Exhibit 16.1

DCAW (CPA) Limited

CERTIFIED PUBLIC ACCOUNTANTS

Rooms 2105-06, 21/F.,

Office Tower, Langham Place,

Argyle Street, Mongkok,

Kowloon, Hong Kong

Tel : (852) 2780 0607

Fax: (852) 2780 0013

May 12, 2016

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

U.S.A.

RE: SANCON RESOURCES RECOVERY, INC.

We have read the statements that Sancon Resources Recovery, Inc. included under Item 4.01 of the Form 8-K report it filed regarding the recent change of auditors. We agree with such statements made regarding our firm.

Yours truly,

/s/ DCAW (CPA) Ltd

(formerly Dominic K.F. Chan & CO.)